10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Healthcare Fund
Healthcare Fund
Healthcare Fund
Healthcare Fund
Healthcare Fund
Healthcare Fund
Non-Evergreen Funds Advised by EIMCO
Security

Kinetic Concepts Inc
Kinetic Concepts Inc
Kinetic Concepts Inc
Kinetic Concepts Inc
Kinetic Concepts Inc
Kinetic Concepts Inc
Kinetic Concepts Inc

Advisor

EIMCO

Transaction

 Date

6/16/2004
6/16/2004
6/16/2004
6/16/2004
6/16/2004
6/16/2004
6/16/2004

Cost

$598,500
$128,250
$598,500
$128,250
$128,250
$128,250
$190,000

% of

Offering Purchase

0.090%
0.019%
0.090%
0.019%
0.019%
0.019%
0.028%
------
0.11%

Broker

Merrill Lynch, Pierce, Fenner & Smith Inc.
Goldman, Sachs & Co.

J.P. Morgan Securities Inc.
U.S. Bancorp Piper Jaffray
Citigroup Global Markets, Inc.
SG Cowen & Co

Underwriting

Syndicate

Members

Merrill Lynch, Pierce, Fenner & Smith Inc.
J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
U.S. Bancorp Piper Jaffray
Wachovia Securities, Inc.

Fund

Health Care Fund

Security

DJ Orthopedics Inc

Advisor

EIMCO

Transaction

 Date

2/18/2004

Cost

$950,000

% of

Offering Purchase

0.67%

Broker

J.P. Morgan Securities Inc.

Underwriting

Syndicate

Members

J.P. Morgan Securities Inc.